Exhibit 10.3
SUBSCRIPTION AGREEMENT
Dated as of June                     , 2006
          BIOSCRIP PBM SERVICES, LLC (as successor to MIM Health Plans, Inc.), a corporation organized under the laws of the State of Delaware (together with its successors and assigns, the “Primary Servicer”), BIOSCRIP INFUSION SERVICES, INC., a California corporation (“Infusion Services”), BIOSCRIP PHARMACY, INC., a Minnesota corporation (“BioScrip Pharmacy”), JPD, INC., an Ohio corporation (“JPD”) and NATURAL LIVING, INC., a New York corporation (“Natural Living”, and together with Infusion Services, BioScrip Pharmacy and JPD, and each of their successors and assigns, the “New Providers”), each a wholly-owned direct or indirect subsidiary of BioScrip, Inc. (f/ka/ MIM Corporation) (the “Parent”) and MIM FUNDING LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the “Purchaser”), agree as follows:
PRELIMINARY STATEMENTS
          Reference is hereby made to that certain Receivables Purchase and Transfer Agreement, dated as of November 1, 2000, among BioScrip PBM Services, Inc. (as successor by merger to MIM Health Plans, Inc.), as Primary Servicer, and as a Provider, certain other persons party thereto as Providers (collectively, the “ Providers”), and the Purchaser (as previously amended and as the same may be further amended, restated, modified or supplemented from time to time in accordance with its terms, the “RPTA”). Unless otherwise specifically defined herein, all capitalized terms used herein shall have the respective meanings set forth in the RPTA.
          The New Providers wish to sell and contribute to the Purchaser on a continuing basis all of their Receivables. The Purchaser is prepared to purchase or to accept the contribution of such Receivables on the terms and subject to the conditions set forth in the RPTA and herein. The Purchaser, the Primary Servicer and the Providers agree that upon the effectiveness of this Subscription Agreement the New Providers shall become parties to the RPTA as Providers pursuant to Section 5.18(a) of the RPTA.
          Accordingly, for valuable consideration, the receipt and adequacy of which hereby are acknowledged, the Providers, the New Providers, the Purchaser, and the Primary Servicer agree hereby as follows:
1. Acceptance by the Providers. Each New Provider hereby is added as a party to the RPTA and hereby is deemed a “Provider” as such term is defined in the RPTA. Each New Provider, by its execution and delivery of this Subscription Agreement, agrees to be bound by all of the terms and provisions of the RPTA and of the other Documents (as defined in the Loan Agreement) to which the Providers are party.

2. Grant of Security Interest. (a) As collateral security for the Providers’ obligations to purchase Denied Receivables under Section 4.01 of the RPTA, the Providers’ indemnification obligations to the Purchaser under Section 4.02 of the RPTA, and the Providers’ obligations to pay costs and expenses under Section 5.05 of the RPTA, each New Provider hereby grants to the Purchaser a first priority lien on and security interest in and right of set-off against, (x) all of the Accounts now or hereafter owned or held by such New Provider, (y) all proceeds thereof and (z) any and all cash collateral reserve accounts established pursuant to the RPTA from time to time. Each New Provider agrees to execute, and hereby authorizes the Purchaser to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the lien created hereby which may at any time be required or, in the opinion of the Purchaser, desirable, and to do so without the signature of such New Provider where permitted by law.
          (b) In the event that, contrary to the mutual intent of the Providers and the Purchaser, any purchase of a Purchased Batch is not characterized as a sale, each New Provider shall, effective as of the date hereof, be deemed to have granted (and each New Provider hereby does grant) to the Purchaser a first priority security interest in and to any and all of such New Provider’s Accounts in a Purchased Batch and the proceeds thereof to secure the payment of all amounts to be paid by the Providers under the RPTA with accrued interest thereon, and the RPTA as amended by this Subscription Agreement shall be deemed to be a security agreement.
3. Amendment to RPTA. Schedule I to the RPTA shall be and hereby is amended to include the New Providers.
4. Representations and Warranties. Each of the Primary Servicer and each New Provider hereby represents and warrants on its behalf to the Purchaser and the Lender:
(a)

(1)	no Group-Wide Event of Termination is existing and the proposed Addition shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination;

(2)	except as expressly provided herein, the applicable conditions precedent set forth in Exhibit II to the RPTA have been fulfilled with respect to such Person;

(3)	except as otherwise disclosed in public filings made by the Parent with the United States Securities and Exchange Commission, each applicable representation and warranty set forth in Exhibit III to the RPTA are true and correct in all material respects with respect to each New Provider;

(b)	each New Provider has delivered, or shall promptly deliver within 25 days of the date hereof, to the Purchaser and the Lender:
(1)	a certificate issued by the Secretary of State of the state of such New Provider’s (i) organization as to the legal existence and good standing of such entity and (ii) locale of operation, if different from its state of organization, as to the foreign qualification, authorization and good standing of such entity in such locale (all of which certificates shall be dated not more than 20 days prior to the initial Transfer Date with respect to such New Provider);

(2)	certified copies of the charter and by-laws or other organizational documents of such entity, certified copies of resolutions of the Board of Directors or similar governing body of such entity approving the Subscription Agreement and the RPTA, certified copies of all documents filed to register any and all assumed/trade names of such entity, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the RPTA;

(3)	a certificate of the Secretary or Assistant Secretary of such entity certifying the names and true signatures of the incumbent officers of such entity authorized to sign this Subscription Agreement and the other documents to be delivered by it under this Subscription Agreement and the RPTA;

(4)	acknowledgment or time stamped receipt copies of proper financing statements (showing such New Provider as debtor/seller, the Purchaser as secured party/purchaser and Healthco-4 as assignee, and stating that the financing statements are being filed because UCC Section 9-109 provides that Article 9 of the UCC applies generally to sales of accounts and chattel paper) duly filed on or before the initial Transfer Date with respect to such entity under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect the ownership interests contemplated by this Subscription Agreement and the RPTA;

(5)	acknowledgment or time-stamped receipt copies of proper financing statements (showing such New Provider as debtor and the Purchaser as secured party and Healthco-4 as assignee with respect to the grant by such New Provider of a first priority security interest to the Purchaser in the Providers’ Accounts and the proceeds thereof, as contemplated by Section 4.04 of the RPTA) duly filed on or before the initial Transfer Date with respect to such entity under the UCC of all jurisdictions that the

Purchaser may deem necessary or desirable in order to perfect such security interest;

(6)	completed requests for information (UCC search results) dated within 20 days of the initial Transfer Date with respect to such entity, and a schedule thereof listing all effective financing statements filed in the jurisdictions referred to in subsections (4) and (5) above that name such New Provider as debtor, together with copies of all other financing statements filed against such New Provider (none of which shall cover any Accounts or any proceeds thereof);

(7)	releases of, and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by such New Provider in any of its Accounts or the proceeds thereof;

(8)	favorable opinions of (i) counsel for such New Provider and (ii) counsel for the Purchaser, substantially in the forms attached as Exhibits XI-B and XI-C to the RPTA, respectively, and as to such other matters as the HFG Group requests;

(9)	a duly executed Depositary Agreement among UMB Bank, as Lockbox Bank and BioScrip Pharmacy and JPD as Lockbox Providers;

(10)	a copy of each new form of invoice from the New Provider showing the appropriate Lockbox as the remittance address;

(11)	copies of all Notices to Obligors required pursuant to Article II of the RPTA, together with evidence satisfactory to the Purchaser that such Notices to Obligors have been or will be delivered to the addressees thereof;

(12)	duly executed amendment to the Guaranty by Parent with respect to certain obligations of the New Providers under the RPTA;

(13)	duly executed Pledge Agreement with respect to the shares of stock or equity of certain of the Providers;

(14)	such other documents as the Purchaser or Lender may request, including, without limitation, financial statements;
(c)	each New Provider is an Affiliate of the Primary Servicer;

(d)	each New Provider has become a member of the Purchaser;

(e)	the execution, delivery and performance by it of this Subscription Agreement and the other documents to be delivered by it thereunder, (i) are within its corporate or limited liability company powers, (ii) have been duly authorized by all necessary corporate or limited liability company action, (iii) do not contravene (1) its charter or by-laws or certificate of formation or operating agreement, as applicable, (2) any material law, rule or regulation applicable to it, (3) any material contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the interests created by this Subscription Agreement. This Subscription Agreement has been duly executed and delivered by it;

(f)	no consent of any other person (including, without limitation, shareholders, members or creditors of the Primary Servicer or any Provider), and, except for financing statements or termination statements that have been delivered to the Purchaser for filing in accordance with Exhibit II to the RPTA, no action of, or filing (except any financing statement or termination statement to be filed pursuant to the RPTA) with any Governmental Entity is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Subscription Agreement and the RPTA; and

(g)	this Subscription Agreement and the RPTA each constitutes the legal, valid and binding obligations of the Primary Servicer and each New Provider enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors’ rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).
5. Eligibility Criteria. The Primary Servicer and New Providers each hereby acknowledge and agree that the Receivables of each New Provider shall not be considered “Eligible Receivables” under the RPTA or the Loan Agreement until such time as:
(a)	The Master Servicer shall have delivered a certificate to the Program Manager stating that all computer linkups and interfaces necessary or desirable, in the sole discretion of the Master Servicer, to effectuate the transactions and information transfers under the RPTA with respect to such New Provider are fully operational to the satisfaction of the Master

Servicer (and the Master Servicer shall have received an interface fee for each additional computer interface);

(b)	The Program Manager shall have completed its due diligence with respect to such New Provider and its Receivables and has established Eligibility Criteria and Net Value Factors (as defined in the Loan Agreement) relating to such Receivables in consultation with the Primary Servicer that are satisfactory to the Program Manager in its sole discretion; and

(c)	Each of the deliverables set forth in Section 4(b) hereto have been delivered to the Purchaser and The Lender with respect to such New Provider.
6. Waiver. The Purchaser hereby waives the 30-days’ prior written notice required from the Primary Servicer under Section 5.18(a) of the RPTA with respect to the Addition of the New Providers.
7. GOVERNING LAW. THIS SUBSCRIPTION AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
8. Execution in Counterparts; Facsimile. This Subscription Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.
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          IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NEW PROVIDERS:	BIOSCRIP INFUSION SERVICES, INC.

By:

Name:
Title:

Trade names:
Prior names:

Address: 320 South Flower Street
Burbank, CA 91502
Attention:
Facsimile Number:

BIOSCRIP PHARMACY, INC.

By:

Name:
Title:

Trade names:
Prior names:

Address: 10050 Crosstown Circle Suite 300
Eden Prairie, MN 55344
Attention:
Facsimile Number:

JPD, INC.

By:

Name: Title:

Trade names: Prior names:

Address: 1495 Morse Road
Columbus, OH 43229
Attention:
Facsimile Number:

NATURAL LIVING, INC.

By:

Name: Title:

Trade names: Prior names:

Address: 2226 White Plains Rd
Bronx, NY 10467
Attention:
Facsimile Number:

PRIMARY SERVICER:	BIOSCRIP PBM SERVICES, LLC (as successor to MIM Health Plans, Inc.)

By:

Name: Title:

Address: 100 Clearbook Road
Elmsford, NY 10523
Attention:
Facsimile No.:

PURCHASER:	MIM FUNDING LLC

By:

Name: Title:

CONSENTED TO:

BIOSCRIP, INC. (f/k/a MIM Corporation)

By:
Name:
Title:

BIOSCRIP PHARMACY (NY), INC. (f/k/a Vitality Home Infusion Services, Inc.)

By:

Name:
Title:

BIOSCRIP PBM SERVICES, LLC (as successor to MIM Health Plans, Inc.)

By:

Name:
Title:

BIOSCRIP PHARMACY SERVICES, INC. (f/ka/ Scrip Pharmacy, Inc.)

By:

Name:
Title:

BIOSCRIP INFUSION SERVICES, LLC (f/ka/ American Disease Management Associates, LLC)

By:
Name:
Title:

HFG HEALTHCO-4 LLC

By:	HFG Healthco-4, Inc., a member

By:

Name:
Title: